UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2022

Tailwind Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39489	85-1288435
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1545 Courtney Ave Los Angeles, CA	90046
(Address of principal executive offices)	(Zip Code)

(646) 432-0610

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Common Stock, $0.0001 par value, and one half of one redeemable warrant	TWND.U	New York Stock Exchange
Class A Common Stock included as part of the units	TWND	New York Stock Exchange
Redeemable Warrants included as part of the units, each whole warrant exercisable for one Class A Common Stock at an exercise price of $11.50	TWND WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into A Material Definitive Agreement.

On August 8, 2022, Tailwind Acquisition Corp., a Delaware corporation (“Tailwind”), announced that it executed a Business Combination Agreement (the “Business Combination Agreement”), dated as of August 5, 2022, with Compass Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Tailwind (“Merger Sub”), and Nuburu, Inc., a Delaware corporation (“Nuburu”) (the transactions contemplated by the Business Combination Agreement, the “Business Combination”). This Current Report on Form 8-K, or this report, provides a summary of the Business Combination Agreement and the other agreements entered into (and certain agreements to be entered into) in connection with the Business Combination. The descriptions of these agreements do not purport to be complete and are qualified in their entirety by the terms and conditions of such agreements or the forms thereof, as applicable, copies of which are filed as Exhibits 2.1, 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 hereto and are incorporated by reference herein.

Business Combination Agreement

The following description of the Business Combination Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the actual agreement, a copy of which is filed with this report as Exhibit 2.1, and the terms of which are incorporated herein by reference. Capitalized terms used but not otherwise defined herein will have the meanings given to them in the Business Combination Agreement. The Business Combination Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Tailwind, Nuburu or Merger Sub. In particular, the assertions embodied in the representations and warranties in the Business Combination Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, may be qualified by the schedules thereto, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Business Combination Agreement are not necessarily characterizations of the actual state of facts about Tailwind, Merger Sub or Nuburu at the time they were made or otherwise and should only be read in conjunction with the other information that Tailwind makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission (the “SEC”).

The Merger

Pursuant to the terms of the Business Combination Agreement, Tailwind will acquire Nuburu through the merger of Merger Sub with and into Nuburu, with Nuburu surviving the merger (the “Surviving Corporation”) as a wholly owned subsidiary of Tailwind (the “Merger”). In connection with the Merger, Tailwind will be renamed “Nuburu, Inc.” (the “Post-Combination Company”) and Nuburu will be renamed to “Nuburu Subsidiary, Inc.”

At the effective time of the Merger (the “Effective Time”):

•	Each share of Nuburu preferred stock, par value $0.0001 per share, including Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, and Series C Preferred Stock (“Nuburu Preferred Stock”), issued and outstanding immediately prior to the Effective Time shall be canceled and converted into the right to receive the number of shares of common stock, par value $0.0001 per share, of Tailwind (“New SPAC Common Stock”) equal to the greater of (A) the quotient obtained from (x) the applicable Preferred Stock Liquidation Preference of such share of Nuburu Preferred Stock divided by (y) $10.00 (such shares of Nuburu Preferred Stock receiving a number of shares of New SPAC Common Stock, “Unconverted Preferred Stock”), and (B) the product of (x) the number of shares of Nuburu Common Stock (as defined below) that such share of Nuburu Preferred Stock would be entitled to convert into as of immediately prior to the Effective Time in accordance with Nuburu’s Certificate of Incorporation, multiplied by (y) the Common Stock Exchange Ratio.

•	Each share of Nuburu common stock, par value $0.0001 per share (“Nuburu Common Stock”) issued and outstanding shall be canceled and converted into the right to receive the number of shares of New SPAC Common Stock equal to the Common Stock Exchange Ratio.

•	Each outstanding option to purchase shares of Nuburu Common Stock (each such option, a “Nuburu Option”), whether vested or unvested, will be converted into an option to purchase a number of shares of New SPAC Common Stock (such option, an “Exchanged Option”) equal to the product (rounded down to the nearest whole number) of (x) the number of shares of Nuburu Common Stock subject to such Nuburu Option immediately prior to the Effective Time and (y) the Common Stock Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to the quotient of (A) the exercise price per share of such Nuburu Option immediately prior to the Effective Time divided by (B) the Common Stock Exchange Ratio. Except as specifically provided above, following the Effective Time, each Exchanged Option will continue to be governed by the same terms and conditions, including vesting and exercisability terms, as were applicable to the corresponding former Nuburu Option immediately prior to the Effective Time.

•	Each outstanding restricted stock unit granted by Nuburu (each a “Nuburu RSU”) will be converted into a restricted stock unit of New SPAC Common Stock (such option, an “Exchanged RSU”) equal to the product (rounded down to the nearest whole number) of (x) the number of shares subject to a Nuburu RSU immediately prior to the Effective Time and (y) the Common Stock Exchange Ratio. Except as specifically provided above, following the Effective Time, each Exchanged RSU will continue to be governed by the same terms and conditions as were applicable to the corresponding former Nuburu RSU immediately prior to the Effective Time.

•	Each outstanding warrant to purchase shares of Nuburu Common Stock will be treated in accordance with its terms, as may be amended prior to the Closing (as defined below), with any amendments subject to Tailwind’s prior written consent, not to be unreasonably withheld, conditioned, or delayed.

•	Each outstanding convertible promissory note issued by Nuburu (each a “Convertible Note”) will be canceled and converted into (A) shares of Nuburu Common Stock in accordance with the terms of such Convertible Note as of immediately prior to the Effective Time, which shares shall then be outstanding as of immediately prior to the Effective Time and subsequently converted into New SPAC Common Stock (and with such shares being entitled to participate in the Preferred Stock Issuance).

The “Common Stock Exchange Ratio” means the quotient obtained by dividing (x) the Aggregate Common Stock Merger Consideration by (y) the number of Fully-Diluted Company Shares. The “Aggregate Common Stock Merger Consideration” means a number of shares of New SPAC Common Stock equal to (a) 35,000,000 less (b) the aggregate number of New SPAC Common Stock issuable in respect of Unconverted Preferred Stock pursuant to Section 3.01(a)(i) of the Business Combination Agreement. “Fully-Diluted Company Shares” means an amount equal to, without duplication, (i) the aggregate number of shares of Company Capital Stock that are issued and outstanding as of immediately prior to the Effective Time on a fully-diluted, as converted-to Company Common Stock basis, plus (ii) the aggregate number of shares of Company Common Stock issuable upon the full exercise, exchange or conversion of Company Warrants, Company Options, Company RSUs and Company Notes that are outstanding as of immediately prior to the Effective Time; provided, however, that “Fully-Diluted Shares” shall exclude (A) all Unconverted Preferred Stock and (B) certain equity set forth in the schedules to the Business Combination Agreement.

Preferred Stock Issuance

Prior to the Closing, Tailwind shall declare an issuance of shares of New SPAC Series A Preferred Stock to the holders of record of New SPAC Common Stock as of as of the close of business on the Closing Date (other than (a) stockholders of Nuburu who have waived its entire right, title and interest in, to or under, any participation in the Preferred Stock Issuance by executing the Written Consent (which, for clarity, excludes shares of New SPAC Common Stock to be received as a result of the conversion of any Company Note) and (b) the Sponsor, who shall have waived right, title and interest in, to or under, a portion of the Preferred Stock Issuance as further described in the Sponsor Support Agreement (as defined below)), with one share of New SPAC Series A Preferred Stock to be issued in respect of each such share of New SPAC Common Stock. For clarity, any stockholder of the Company that has elected to redeem their shares in connection with the Business Combination shall not participate in the Preferred Stock Issuance with respect to the shares it has so redeemed, as such holder will not be a record holder of New SPAC Common Stock with respect to such shares as of the close of business on the Closing Date. The terms of the New SPAC Series A Preferred Stock are set forth in a Certificate of Designations to be filed in connection with the Closing. The issuance will be conditioned upon the occurrence of the Effective Time and occur as of the close of business on the Closing Date.

Below is a summary description of the material rights, designations and preferences of the New SPAC Series A Preferred Stock (all capitalized terms not otherwise defined in this section shall have that definition assigned to it in the Certificate of Designation).

The New SPAC Series A Preferred Stock will not be listed; however, the Post-Combination Company must maintain sufficient authorized shares of New SPAC Common Stock to permit the New SPAC Series A Preferred Stock to be voluntarily (at the sole discretion of the holder) or mandatorily (subject to certain conditions) converted to New SPAC Common Stock, which the Post-Combination Company would register with the SEC and list on the same exchange as where the New SPAC Common Stock issued in connection with the Closing are listed (as defined below).

The deemed Original Issuance Price will be $10.00 per share of New SPAC Series A Preferred Stock, and the conversion price (the “Conversion Price”) per share of New SPAC Series A Preferred Stock will be the lesser of (i) $11.50 and (ii) the greater of (x) 115% of the Conversion Price VWAP and (y) $5.00. The “Conversion Price VWAP” shall mean the VWAP per share of New SPAC Common Stock that is the lowest VWAP for any consecutive 90-trading day period prior to the time of the calculation of such VWAP. For the avoidance of doubt, such VWAP shall be calculated on the basis of the volume-weighted price for the entire such period and not by averaging the VWAPs of each trading day in such period. In no instance may an individual investor upon that individual investor’s decision to convert at the then-applicable voluntary conversion receive more than 9.99% of the voting share count. Any excess amount would be paid out by the Post-Combination Company in cash.

The Post-Combination Company may mandatorily convert the New SPAC Series A Preferred Stock to New SPAC Common Stock at the Conversion Price if the VWAP per share of New SPAC Common Stock is greater than 200% of the Conversion Price for any 20 trading days within any 30-trading day period.

On the second anniversary of Closing, (i) if the Conversion Price exceeds the VWAP on such date, then the Post-Combination Company shall redeem all of the shares of New SPAC Series A Preferred Stock then outstanding, to the extent not prohibited by law, at the Original Issuance Price; and (ii) if the Conversion Price is equal to or less than the VWAP on such date, then the Post-Combination Company shall convert all of the shares of New Series A Preferred Stock then outstanding into shares of New SPAC Common Stock, to the extent not prohibited by law, at the Conversion Price.

Holders of New SPAC Series A Preferred Stock are not entitled to dividend or interest payments, unless dividends are paid by the Post-Combination Company, on any Junior Stock from time to time, in which case the holders of New SPAC Series A Preferred Stock shall be entitled to participate in those dividends on an as-converted basis.

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the document, which is attached as Exhibit F to the Business Combination Agreement, and is hereby incorporated herein by reference.

The Closing

The closing of the Business Combination (the “Closing”) will occur as promptly as practicable, but in no event later than three Business Days, after the satisfaction or, if permissible, waiver of the conditions to the Closing set forth in the Business Combination Agreement.

Stock Exchange Listing

Pursuant to the terms of the Business Combination Agreement, Tailwind is required to use its reasonable best efforts to keep the SPAC Units, SPAC Class A Common Stock and SPAC Warrants continuously listed for trading on the New York Stock Exchange or another national securities exchange mutually agreed by the parties (the “Securities Exchange”) until the Closing. Tailwind is also required to use its reasonable best efforts to cause the New SPAC Common Stock to be issued in connection with the Business Combination to be approved for listing on the Securities Exchange, which, if not the New York Stock Exchange, shall include Tailwind using its commercially reasonable efforts to delist all SPAC Units, SPAC Class A Common Stock and SPAC Warrants from the New York Stock Exchange and instead prepare and submit to such other Securities Exchange a listing application covering such securities.

Representations and Warranties

The Business Combination Agreement contains customary representations and warranties of the parties thereto with respect to, among other things, (a) entity organization, formation and authority, (b) capitalization, (c) authorization to enter into the Business Combination Agreement, (d) licenses and permits, (e) taxes, (f) financial statements, (g) real property, (h) material contracts, (i) title to assets, (j) absence of changes, (k) employee matters, (l) compliance with laws, (m) litigation, (n) transactions with affiliates and (o) regulatory matters.

Covenants

The Business Combination Agreement includes customary covenants of the parties with respect to the operation of their respective businesses prior to the consummation of the Business Combination and efforts to satisfy the conditions to consummation of the Business Combination. The Business Combination Agreement also contains additional covenants of the parties, including, among others, covenants providing for Tailwind and Nuburu to use their reasonable best efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with Nuburu and its subsidiaries as set forth in the Business Combination Agreement necessary for the consummation of the Business Combination and to fulfill the conditions to the Merger, and for the preparation and filing of a registration statement on Form S-4 relating to the Merger and containing a proxy statement of Tailwind.

Convertible Notes

As further described above, at the Effective Time, each outstanding Convertible Note will be converted into both shares of New SPAC Common Stock and an equal amount of shares of New SPAC Series A Preferred Stock. Pursuant to their terms, the Convertible Notes would convert into New SPAC Common Stock at a discount, such that every $8.50 invested in the Convertible Note would entitle the holder thereof to one (1) share of New SPAC Common Stock (and with such shares being entitled to participate in the Preferred Stock Issuance).

Equity Incentive Plan and Employee Stock Purchase Plan

In connection with the Merger, in addition to the assumption of the 2015 Equity Incentive Plan of Nuburu and the Exchanged Options and Exchanged RSUs as provided in the Business Combination Agreement, Tailwind will adopt, prior to the Closing and subject to the approval of the stockholders of Tailwind, an equity incentive plan (the “Equity Plan”) for the Post-Combination Company with an award pool of New SPAC Common Stock equal to (i) the number of shares of New SPAC Common Stock equivalent to 10% of the number of shares expected to be outstanding as of immediately after the Effective Time, plus (ii) any shares of New SPAC Common Stock subject to the Exchanged Options and Exchanged RSUs that, on or after the Effective Time, are cancelled, expire or otherwise terminate without having been exercised in full, are tendered to or withheld by the Post-Combination Company for payment of an exercise price or for tax withholding obligations, or are forfeited to or repurchased by the Post-Combination Company due to failure to vest, with such shares to be added pursuant to this clause (ii) subject to a maximum number of shares to be specified in the Equity Plan, plus (iii) the number of shares of New SPAC Common Stock added pursuant to automatic annual increases to such share reserve over a period of 10 years, with each such annual increase equal to the least of (x) a number of shares to be specified in the Equity Plan, (y) a number of shares equal to 5% of the total number of shares of all classes of common stock outstanding on the day immediately preceding the annual increase, and (z) such number of shares determined by the administrator of the Equity Plan no later than the day immediately preceding the annual increase.

In addition, Tailwind will adopt, prior to Closing and subject to the approval of the stockholders of Tailwind, an employee stock purchase plan (the “ESPP”) for the Post-Combination Company with a number of shares of New SPAC Common Stock reserved for issuance equal to (i) the number of shares of New SPAC Common Stock equivalent to 1% of the number of shares expected to be outstanding as of immediately after the Effective Time, plus (ii) the number of shares of New SPAC Common Stock added pursuant to automatic annual increases to such share reserve during the 20-year plan term, with each such annual increase equal to the least of (x) a number of shares to be specified in the ESPP, (y) a number of shares equal to 1% of the total number of shares of all classes of common stock outstanding on the day immediately preceding the annual increase, and (z) such number of shares determined by the administrator of the ESPP no later than the day immediately preceding the annual increase.

Nuburu Exclusivity Restrictions

Pursuant to the terms of the Business Combination Agreement, from the date of the Business Combination Agreement to the Closing or, if earlier, the termination of the Business Combination Agreement in accordance with its terms, Nuburu has agreed, among other things, not to, and to cause its Representatives not to (i) initiate, solicit, facilitate or encourage (including by way of furnishing non-public information), whether publicly or otherwise, any inquiries with respect to, or the making of, any proposal or offer from any person or group of persons (other than Tailwind, Merger Sub or their respective affiliates) relating to, in a single transaction or a series of related transactions, any direct or indirect acquisition or purchase of a business that constitutes 10% or more of the assets of Nuburu or 10% or more of the total voting power of the equity securities of the Nuburu, whether by way of merger, asset purchase, equity purchase or otherwise (a “Company Acquisition Proposal”), (ii) engage in any negotiations or discussions concerning, or provide access to its properties, books and records or any confidential information or data to, any person relating to a Company Acquisition Proposal, (iii) enter into, engage in and maintain discussions or negotiations with respect to any Company Acquisition Proposal (or inquiries, proposals or offers or other efforts that would reasonably be expected to lead to any Company Acquisition Proposal) or otherwise cooperate with or assist or participate in, or facilitate or encourage any such inquiries, proposals, offers, efforts, discussions or negotiations, (iv) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of Nuburu, (v) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Company Acquisition Proposal, (vi) approve, endorse, recommend, execute or enter into any agreement in principle, letter of intent, memorandum of understanding, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other written arrangement relating to any Company Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to a Company Acquisition Proposal, or (vii) resolve or agree to do any of the foregoing or otherwise authorize or permit any of its Representatives to take any such action.

Tailwind Exclusivity Restrictions

Pursuant to the terms of the Business Combination Agreement, from the date of the Business Combination Agreement to the Effective Time or, if earlier, the termination of the Business Combination Agreement in accordance with its terms, Tailwind has agreed among other things, to the extent not inconsistent with the fiduciary duties of the Tailwind board of directors, not to, and to cause its representatives not to, (i) enter into, knowingly solicit, initiate or continue any discussions or negotiations with, or knowingly encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any way with, any person or other entity or “group” within the meaning of Section 13(d) of the Securities and Exchange Act of 1934, (the “Exchange Act”), concerning any sale of any material assets of such person or any of the outstanding capital stock or any conversion, consolidation, liquidation, dissolution or similar transaction involving such person other than with Nuburu and its Representatives (an “Alternative Transaction”), (ii) enter into any agreement regarding, continue or otherwise knowingly participate in any discussions regarding, or furnish to any person any information with respect to, or cooperate in any way that would otherwise reasonably be expected to lead to, any Alternative Transaction, or (iii) commence, continue or renew any due diligence investigation regarding any Alternative Transaction.

Conditions to Closing

The consummation of the Business Combination is subject to the fulfillment of the conditions described below.

Mutual Conditions

Under the terms of the Business Combination Agreement, the obligations of Nuburu, Tailwind and Merger Sub to consummate the Business Combination, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following conditions: (i) the Written Consent of the stockholders of Nuburu shall have been delivered to Tailwind; (ii) the SPAC Proposals shall have been approved and adopted by the requisite affirmative vote of the stockholders of Tailwind in accordance with the SPAC Organizational Documents and Law; (iii) no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, judgment, decree, executive order or award which is then in effect and has the effect of making the Business Combination, including the Merger, illegal or otherwise prohibiting consummation of the Business Combination; (iv) the Registration Statement shall have been declared effective under the Securities Act, no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for purposes of suspending the effectiveness of the Registration Statement shall have been initiated or threatened by the SEC; and (v) Tailwind shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act).

Tailwind Conditions to Closing

Additionally, under the terms of the Business Combination Agreement, the obligations of Tailwind and Merger Sub to consummate the Business Combination, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of, among other customary closing conditions, no Company Material Adverse Effect having occurred between the date of the Business Combination Agreement and the Closing Date.

Nuburu Conditions to Closing

Additionally, under the terms of the Business Combination Agreement, the obligations of Nuburu to consummate the Business Combination, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of, among other customary closing conditions, no SPAC Material Adverse Effect having occurred between the date of the Business Combination Agreement and the Closing Date.

Termination

The Business Combination Agreement allows the parties to terminate the agreement upon the occurrence of certain conditions, including if the Effective Time has not occurred by March 9, 2023 (the “Outside Date”). Additionally, the Business Combination Agreement may be terminated (i) by Tailwind if Nuburu’s board of directors, prior to obtaining the Written Consent, makes a Company Adverse Recommendation Change; (ii) by Tailwind if Nuburu fails to deliver the Written Consent within two Business Days after the Registration Statement becomes effective; (iii) by Tailwind within 30 days, based on its due diligence review of Nuburu, (iv) by Tailwind or Nuburu for a period of 10 business days, such period commencing on the date that is 45 days following a Lincoln Park Diligence Termination (as defined below), provided the parties do not obtain adequate alternative financing and (v) by Nuburu prior to the receipt of the Company Stockholder Approval, if Nuburu’s board of directors authorizes Nuburu to enter into a definitive agreement with respect to a unsolicited superior Company Acquisition Proposal and Nuburu enters into such definitive agreement with respect to such proposal. In the event that the Business Combination Agreement is terminated by Nuburu pursuant to an authorization of Nuburu’s board of directors to enter into a definitive agreement with respect to an unsolicited superior Company Acquisition Proposal (other than another SPAC Acquisition Proposal), Nuburu must pay Tailwind a termination fee of $15 million within two Business Days of such termination.

Sponsor Support Agreement

Tailwind and Tailwind Sponsor LLC, a Delaware limited liability company (the “Sponsor”), concurrently with the execution and delivery of the Business Combination Agreement, have entered into the Sponsor Support and Forfeiture Agreement (the “Sponsor Support Agreement”), pursuant to which the Sponsor has agreed, among other things, (A) to vote (or execute and return an action by written consent), or cause to be voted at the SPAC Stockholders’ Meeting (or validly execute and return and cause such consent to be granted with respect to), all of its SPAC Common Stock or any other voting securities of Tailwind which it holds, owns, or is entitled to vote, in favor of the approval and adoption of the Business Combination Agreement and approval of the Business Combination, including the Merger, (B) not to redeem any of the SPAC Common Stock pursuant to or in connection with any vote for the approval of any extension of the deadline for Tailwind to consummate its initial business combination, and (C) to forfeit the shares of New SPAC Common Stock held by the Sponsor other than the Retained Sponsor Shares. “Retained Sponsor Shares” means an amount of SPAC Class B Common Stock equal to (i) (x) 2,000,000 shares in the aggregate, if the Post-Redemption Trust Amount is greater than $40,000,000 in the aggregate or (y) 1,500,000 shares in the aggregate, if the Post-Redemption Trust Amount is equal to or less than $40,000,000 in the aggregate, in either case, , minus (ii) the Expense Excess Shares, if any,. “Expense Excess Shares” means an amount of SPAC Class B Common Stock equal to the product of (i) two (2.0), multiplied by (ii) the quotient obtained by dividing (x) the excess, if any, of (A) the SPAC Forfeiture Expenses over (B) $5,500,000, by (y) ten dollars ($10). “SPAC Forfeiture Expenses” means all fees, expenses and disbursements incurred by or on behalf of Tailwind or Merger Sub in connection with the Business Combination or otherwise in connection with Tailwind’s operations, including in connection with any prior transactions pursued by Tailwind and all obligations (including principal and accrued but unpaid interest) for the payment of borrowed money, other than (i) expenses incurred by Tailwind and owed to Loop Capital Markets LLC and Tigress Financial Partners in their capacities as capital markets advisors in connection with the Business Combination, (ii) expenses incurred in obtaining the SPAC D&O Tail Policy and any directors and officers insurance premium with respect to the renewal of Tailwind’s D&O Policy, (iii) any reasonable and documented out-of-pocket fees and expenses incurred in connection with any third-party litigation threatened or commenced in connection with the Business Combination prior to the Closing and (iv) any other fees or expenses borne by Nuburu pursuant to Section 10.11 of the Business Combination Agreement. “Post-Redemption Trust Amount” means the aggregate amount of funds held in the Trust Account, to be held as available cash on the balance sheet of the SPAC following the SPAC Stockholder Redemption.

In connection with the consummation of the Transactions, the Sponsor agrees that, upon and subject to the occurrence of the Closing, the Sponsor shall automatically cancel, without any further action by the Sponsor or any other Person, all of the SPAC Warrants that are held by the Sponsor (the “Sponsor Warrants”). The Sponsor is also waiving its right to receive the Preferred Stock Issuance, other than with respect to 1,000,000 shares of New SPAC Series A Preferred Stock.

The foregoing description of the Sponsor Support Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the actual agreement, a copy of which is filed with this report as Exhibit 10.1, and the terms of which are incorporated herein by reference.

Stockholder Support Agreement

Tailwind, Nuburu and the Key Company Stockholders, concurrently with the execution and delivery of the Business Combination Agreement, have entered into the Stockholder Support Agreement (the “Stockholder Support Agreement”), pursuant to which such Key Company Stockholders have agreed, among other things, to vote all of their shares of Nuburu Common Stock and Nuburu Preferred Stock in favor of the Business Combination Agreement and the Business Combination, including the Merger, and to waive all of their right in respect of the Preferred Stock Issuance (other than with respect to any shares underlying the Convertible Notes). The foregoing description of the Stockholder Support Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the actual agreement, a copy of which is filed with this report as Exhibit 10.2, and the terms of which are incorporated herein by reference.

Registration Rights and Lock-up Agreements

Concurrently with the execution and delivery of the Business Combination Agreement, Tailwind and the Holders (as defined below) have entered into an Amended and Restated Registration Rights and Lock-Up Agreement (the “Registration Rights and Lock-Up Agreement”), which amends and restates in its entirety the Registration and Stockholder Rights Agreement between Tailwind and the Sponsor, dated September 9, 2020 (previously filed with the SEC on September 9, 2020 as Exhibit 10.3 to Tailwind’s Current Report on Form 8-K). Pursuant to the terms of the Registration Rights and Lock-Up Agreement, Tailwind will be obligated to file a registration statement to register the resale of certain shares of New SPAC Common Stock held by the Holders. Further, pursuant to the terms of the Registration Rights and Lock-Up Agreement and subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised, the Holders (as defined in the Registration Rights and Lock-Up Agreement) holding at least a majority in interest of the then-outstanding number of Registrable Securities (as such term is defined in the Registration Rights and Lock-Up Agreement) held by all New Holders, may demand at any time or from time to time, that the Post-Combination Company file a registration statement on Form S-1 or Form S-3 to register certain shares of New SPAC Common Stock held by such Holders. The Registration Rights and Lock-Up Agreement will also provide the Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions. “Holders of Company Warrants party to the Registration Rights and Lock-Up Agreement will also have registration rights other than “piggy-back” registration rights.

In addition, subject to certain exceptions, each Holder shall not Transfer any Restricted Securities (each as defined in the Registration Rights and Lock-Up Agreement) beneficially owned or owned of record by such Holder until the end of the Lock-up Period applicable to such Holder. “Lock-up Period” shall mean:

(a) For the Nuburu Holders and the Persons designated as “Anzu Holders” on Schedule A of the Registration Rights and Lock-Up Agreement (the “Anzu Holders”), the period beginning on the Closing Date and ending on the earliest of: (i) the date that is 180 days from the Closing Date, (ii) if the VWAP of the New SPAC Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 Trading Days within any 30-Trading Day period within 150 days after the Closing Date, the date that is 150 days from the Closing Date, or (iii) such date on which the Post-Combination Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Post-Combination Company’s stockholders having the right to exchange their shares of New SPAC Common Stock for cash, securities or other property; and

(b) for the Persons designated as “Founder Holders” on Schedule A of the Registration Rights and Lock-Up Agreement (the “Founder Holders”), the period beginning on the Closing Date and ending on the earliest of: (i) the date that is four (4) years from the Closing Date, (ii) (A) for 25% of the Restricted Securities held by each Founder Holder and their respective Permitted Transferees, the date that is 180 days from the Closing Date or if the VWAP of the New SPAC Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 Trading Days within any 30-Trading Day period within 150 days after the Closing Date, the date that is 150 days from the Closing Date, (B) for an additional 25% of the Restricted Securities held by each Founder Holder and their respective Permitted Transferees, the date on which the Closing Price (as defined in the Registration Rights and Lock-Up Agreement) of the New SPAC Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 Trading Days within any 30-Trading Day period commencing at least one (1) year after the Closing Date, (C) for an additional 25% of the Restricted Securities held by each Founder Holder and their respective Permitted Transferees, the date on which the Closing Price of the New SPAC Common Stock equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 Trading Days within any 30-Trading Day period commencing at least one (1) year after the Closing Date, and (D) for the remaining 25% of the Restricted Securities held by each Founder Holder and their respective Permitted Transferees, the date on which the Closing Price of the New SPAC Common Stock equals or exceeds $17.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 Trading Days within any 30-Trading Day period commencing at least one (1) year after the Closing Date; or (iii) such date on which the Post-Combination Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Post-Combination Company’s stockholders having the right to exchange their shares of New SPAC Common Stock for cash, securities or other property; provided, that, for the avoidance of doubt, the Lock-up Period for any Restricted Securities for which the Lock-up Period has not ended on the fourth-year anniversary of the Closing Date shall end on the fourth-year anniversary of the Closing Date.

Notwithstanding the foregoing, (i) a Holder may Transfer any shares of Converted Common Stock (as such term is defined in the Registration Rights and Lock-Up Agreement) beneficially owned or owned of record by such Holder at any time if the sale price of the Converted Common Stock at which the Transfer occurs (x) exceeds the 10-day VWAP (as defined in the Registration Rights and Lock-Up Agreement) per share of New SPAC Common Stock, and (y) exceeds $5.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), and (ii) an Anzu Holder may Transfer any shares of New SPAC Common Stock received by such Holder at the Effective Time as Aggregate Common Stock Merger Consideration that are beneficially owned or owned of record by such Anzu Holder at any time if the sale price of the New SPAC Common Stock at which the Transfer occurs (x) exceeds the 10-day VWAP (as defined in the Anzu Registration Rights and Lock-Up Agreement) per share of New SPAC Common Stock, and (y) exceeds $5.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) (each such Transfer by an Anzu Holder pursuant to the foregoing (ii), a “Permitted Transfer”).

Holders of Company Warrants party to the Registration Rights and Lock-Up Agreement are not subject to a Lock-up Period.

The foregoing description of the Registration Rights and Lock-Up Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the actual Registration Rights and Lock-Up Agreement, a copy of which is filed with this report as Exhibit 10.3 hereto, and the terms of which are incorporated herein by reference.

Preferred Stock Sale Option Agreement

Concurrently with the execution and delivery of the Registration Rights and Lock-Up Agreement, Tailwind and the Anzu Holders have entered into a Preferred Stock Sale Option Agreement (the “Sale Option Agreement”). Pursuant to the terms of the Sale Option Agreement, in the event an Anzu Holder Transfers any shares of New SPAC Common Stock beneficially owned or owned of record by such holder prior to the expiration of the Lock-up Period applicable to such Anzu Holder in a Permitted Transfer, such Holder must notify the Post-Combination Company of the Permitted Transfer, whereupon, the Post-Combination Company has the right, but not the obligation, to cause such Holder to use up to 2/3 of the gross proceeds of the Permitted Transfer to purchase New SPAC Series A Preferred Stock from the Post-Combination Company at a price equal to $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like).

The foregoing description of the Sale Option Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the actual Sale Option Agreement, a copy of which is filed with this report as Exhibit 10.4 hereto, and the terms of which are incorporated herein by reference.

Committed Funding; Purchase Agreement and Registration Rights Agreement

In connection with the execution of the Business Combination Agreement, Tailwind, Nuburu and Lincoln Park Capital Fund, LLC (“Lincoln Park”) have concurrently entered into a Purchase Agreement dated August 5, 2022 (the “Purchase Agreement”) to establish a committed funding agreement. In conjunction with the entry into the Purchase Agreement, Tailwind, Nuburu and Lincoln Park have also entered into a Registration Rights Agreement dated August 5, 2022 (the “Registration Rights Agreement”).

Pursuant to the terms of the Purchase Agreement, following consummation of the Merger and upon satisfaction of the conditions set forth in the Purchase Agreement, including the effectiveness of a registration statement covering the resale of any shares of New SPAC Common Stock issued to Lincoln Park under the Purchase Agreement, the Post-Combination Company has the right, but not the obligation, to direct Lincoln Park to purchase certain amounts of New SPAC Common Stock up to an aggregate of $100 million over the term of the agreement as follows: by delivering a notice (the “Regular Purchase Notice”) to purchase up to three hundred fifty thousand dollars ($350,000) of New SPAC Common Stock (the “Regular Purchase Share Limit”), at the lower of (a) the lowest trading price of the New SPAC Common Stock on the Principal Market (as defined in the Purchase Agreement) on the date of purchase and (b) the arithmetic average of the three (3) lowest closing sales prices of the New SPAC Common Stock on the Principal Market during the 10 business days ending on the business day immediately preceding the date of purchase; provided, however, that (i) the Regular Purchase Share Limit shall be increased to up to five hundred thousand ($500,000) of New SPAC Common Stock if the closing price of the New SPAC Common Stock on the Principal Market is not below $5.00 on the date of purchase (as appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction), (ii) the Regular Purchase Share Limit shall be increased to up to seven hundred fifty thousand dollars ($750,000) of New SPAC Common Stock if the closing price of the New SPAC Common Stock on the Principal Market is not below $10.00 on the date of purchase (as appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction), and (iii) the Regular Purchase Share Limit shall be increased to up to one million dollars ($1,000,000) of New SPAC Common Stock if the closing price of the New SPAC Common Stock on the Principal Market is not below $12.50 on the date of purchase. The Post-Combination Company may direct Lincoln Park to make such purchases as often as every business day so long as (x) the closing price of the New SPAC Common Stock is not less than $1.00 (as adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction, in which case the price shall mean the lower of such price and $1.00), and (y) the Post-Combination Company has not failed to deliver freely tradeable shares of New SPAC Common Stock for all other purchases under the Purchase Agreement. Any such purchase made as described in this paragraph shall be referred to as a “Regular Purchase.”

In addition to Regular Purchases, following consummation of the Merger and upon satisfaction of the conditions set forth in the Purchase Agreement including the effectiveness of a registration statement covering the resale of any shares of New SPAC Common Stock, on the same business day as a Regular Purchase Notice is delivered to Lincoln Park, the Post-Combination Company has the right, but not the obligation, to direct Lincoln Park to purchase additional shares of New SPAC Common Stock (an “Accelerated Purchase”) in an amount equal to the Accelerated Purchase Share Amount (as hereinafter defined) at a price equal to ninety-five percent (95%) of the lower of (i) the volume weighted-average price (“VWAP”) for the period beginning at 9:30:01 a.m., Eastern time, on the applicable date of purchase, or such other time publicly announced by the Principal Market as the official open of trading on such market on such date, and ending at the earlier of (A) 4:00 p.m., Eastern time, on such date, (B) such time, from and after the time requested for such purchase, that the total number (or volume) of shares of New SPAC Common Stock traded on the Principal Market has exceeded that number of shares of New SPAC Common Stock equal to the applicable Accelerated Purchase Share Amount (as hereinafter defined), divided by 20%, and (C) such time that the sale price on the Principal Market on such date has fallen below any minimum per share price threshold set forth in the applicable notice from the Post-Combination Company, and (ii) the closing sale price of the New SPAC Common Stock on such date of purchase. The “Accelerated Purchase Share Amount” means the number of shares of New SPAC Common Stock not exceeding the lesser of (a) 300% of the number of shares of New SPAC Common Stock directed by the Post-Combination Company to be purchased by Lincoln Park pursuant to the corresponding Regular Purchase Notice for the corresponding Regular Purchase, and (b) an amount equal to (x) 20% multiplied by (y) the total number of shares of New SPAC Common Stock traded on the Principal Market during the period on the applicable purchase date beginning at the time on the date of such purchase that trading of such shares commences and ending at the time at which the sale price for such shares of New SPAC Common Stock has fallen below any minimum share price threshold set forth in the purchase notice provided by the Post-Combination Company.

In addition to Regular Purchases and Accelerated Purchases, following consummation of the Merger and upon satisfaction of the conditions set forth in the Purchase Agreement including the effectiveness of a registration statement covering the resale of any shares of New SPAC Common Stock, the Post-Combination Company shall also have the right, but not the obligation, to direct Lincoln Park to purchase additional shares of New SPAC Common Stock (an “Additional Accelerated Purchase”) in an amount equal to the Additional Accelerated Purchase Share Amount (as hereinafter defined) at a price equal to ninety-five percent (95%) of the lower of (i) the VWAP for the period on the applicable date of purchase beginning (the “Additional Accelerated Purchase Commencement Time”) at the latest of (A) the time at which the sale price for any corresponding Accelerated Purchase has fallen below any minimum share price threshold set forth in the purchase notice provided by the Post-Combination Company for such Acceleration Purchase, (B) the applicable Additional Accelerated Purchase Termination Time with respect to the most recently completed prior Additional Accelerated Purchase on such date, as applicable, and (C) the time at which all shares of New SPAC Common Stock subject to any prior Accelerated Purchases and Additional Accelerated Purchases (including those effected on the same business day) have been received by Lincoln Park and are freely tradeable, and ending (the “Additional Accelerated Purchase Termination Time”) on the earliest of (X) 4:00 p.m. Eastern time on such date or such other time publicly announced by the Principal Market as the official close of trading on such date, (Y) such time that the total number (or volume) of shares of New SPAC Common Stock traded on the Principal Market has exceeded the number of shares of New SPAC Common Stock equal to the amount of shares to be purchased pursuant to the applicable request by the Post-Combination Company hereunder divided by 20%, and (Z) such time that the sale price for the New SPAC Common Stock on the Principal Market has fallen below any minimum share price threshold set forth in the applicable purchase notice provided by the Post-Combination Company. The “Additional Accelerated Purchase Share Amount” means the number of shares of New SPAC Common Stock directed by the Post-Combination Company to be purchased by Lincoln Park under this paragraph which shall not exceed the lesser of (1) 300% of the number of shares of New SPAC Common Stock directed by the Post-Combination Company to be purchased by Lincoln Park as a Regular Purchase on such date, and (2) an amount equal to 20% multiplied by the total number of shares of New SPAC Common Stock traded on the Principal Market during the period on such date beginning at the Additional Accelerated Purchase Commencement Time for such Additional Accelerated Purchase and ending at the Additional Accelerated Purchase Termination Time for such Additional Accelerated Purchase.

Notwithstanding anything to the contrary in the Purchase Agreement, Lincoln Park shall not be required to purchase or acquire any shares of New SPAC Common Stock under the Purchase Agreement which would, when aggregated with all other shares of New SPAC Common Stock beneficially owned by Lincoln Park and its affiliates, result in the beneficial ownership by Lincoln Park and its affiliates of more than 9.99% of the then issued and outstanding shares of New SPAC Common Stock.

In consideration for entering into the Purchase Agreement, the Post-Combination Company is required to issue to Lincoln Park, on the date of the Closing, 200,000 shares of New SPAC Common Stock at $10.00 per share, and on the date that is 30 days after the Closing, a number of shares equal to Two Million Dollars ($2,000,000) divided by the lesser of (x) $10.00 per share or (y) the average closing price of the New SPAC Common Stock for the ten (10) consecutive business days prior to the date that is 30 days after the closing of the Merger, provided that if such average closing price is below $5.00 per share, then the average closing price shall be deemed to be $5.00 per share.

Pursuant to the terms of the Registration Rights Agreement, within 30 days of the Closing, the Post-Combination Company shall file with the SEC a new registration statement covering the resale of any shares of New SPAC Common Stock purchased or otherwise acquired by Lincoln Park under the terms of the Purchase Agreement.

The proceeds received by the Post-Combination Company from Lincoln Park under the Purchase Agreement may be used for any corporate purpose at the sole discretion of the Post-Combination Company. The Post-Combination Company is further prohibited for a period of 48 months from effecting or entering into an agreement to effect any issuance by the Post-Combination Company or any of its subsidiaries of New SPAC Common Stock involving an “equity line of credit” or substantially similar transaction whereby an investor is irrevocably bound to purchase securities over a period of time from the Post-Combination Company at a price based on the market price of the New SPAC Common Stock at the time of purchase. The Purchase Agreement shall automatically terminate on earlier of (i) the date that the Post-Combination Company sells shares of New SPAC Common Stock to Lincoln Park in an aggregate amount of $100,000,000, (ii) the date that the Business Combination Agreement is terminated, (iii) the Outside Date if the Merger is not consummated and (iv) the date that is 48 months from the Commencement Date (as defined in the Purchase Agreement). The Purchase Agreement may also be terminated in certain circumstances, including in connection with a bankruptcy filing by the Post-Combination Company, for a period of 20 days following signing by Lincoln Park based on its due diligence review (a “Lincoln Park Diligence Termination”), or at any time after the Closing by the Post-Combination Company.

The foregoing description of the Purchase Agreement, the Registration Rights Agreement and the transactions contemplated in each thereby is not complete and is subject to, and qualified in its entirety by reference to, the actual Purchase Agreement and Registration Rights Agreement, copies of which are filed with this report as Exhibits 10.5 and 10.6 hereto, respectively, and the terms of each of which are incorporated herein by reference.

Amendment to Letter Agreement.

Tailwind, on the one hand, and the Sponsor and Tailwind’s officers and directors (the “Insiders”), on the other hand, are parties to that certain Letter Agreement, dated as of September 3, 2020 (incorporated by reference to Exhibit 10.4 to Tailwind Acquisition Corp.’s Current Report on Form 8-K, filed with the SEC on September 9, 2020). Concurrently with the Closing, Tailwind and the Insiders will enter into an Amendment to the Letter Agreement, which will amend and restate in its entirety the lock-up restrictions thereunder, to provide that the Insiders shall not transfer any Founder Shares (as defined therein) (A) if the completion of an initial Business Combination occurs prior to March 30, 2023, until the earliest of (i) nine (9) months following the completion of an initial Business Combination and (ii) September 30, 2023 and (B) if the completion of an initial Business Combination occurs on or after March 30, 2023, six (6) months following the completion of an initial Business Combination.

The foregoing description of the Amendment to the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the document, which is attached as Exhibit D to the Business Combination Agreement, and is hereby incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On August 8, 2022, Tailwind and Nuburu issued a joint press release announcing the execution of the Business Combination Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Furnished as Exhibit 99.2 hereto and incorporated into this Item 7.01 by reference is the investor presentation that Tailwind and Nuburu have prepared for use in connection with the announcement of the Business Combination Agreement.

The foregoing (including Exhibits 99.1 and 99.2) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into the filings of Tailwind under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings.

Item 8.01.	Other Events.

On August 3, 2022, the Company entered into a Letter Agreement with Jefferies LLC, pursuant to which Jefferies waived its entitlement to the Deferred Discount (as such term is defined in that certain Underwriting Agreement, dated September 3, 2020, filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on September 9, 2020) solely with respect to the Business Combination. The Deferred Discount is an amount of approximately $11.7 million that would have been owed to Jefferies upon consummation by the Company of the Business Combination and that will be owed to Jefferies upon consummation by the Company of any other initial business combination.  In the Letter Agreement, the parties agreed that Jefferies is not acting in any capacity in connection with the Business Combination, and Jefferies disclaimed any responsibility for any portion of any registration statement to be filed by the Company, Nuburu or any of their respective affiliates in connection with the Business Combination.

Important Information and Where to Find It

On July 13, 2022, Tailwind filed a preliminary proxy statement (the “Preliminary Extension Proxy Statement”) for a special meeting of the stockholders to be held to approve an extension of time for Tailwind to complete an initial business combination through March 9, 2023 (the “Extension Proposal”). Tailwind intends to file a definitive proxy statement (the “Definitive Extension Proxy Statement”) in connection with the Extension Proposal, which will be sent to its stockholders of record as of the record date set therein. Stockholders may obtain a copy of the Preliminary Extension Proxy Statement, as well as the Definitive Extension Proxy Statement, once available, at the SEC’s website (www.sec.gov).

In connection with the Business Combination, Tailwind intends to file a registration statement on Form S-4 with the SEC, which will include a document that serves as a prospectus and proxy statement of Tailwind (the “Business Combination Proxy Statement”). The Business Combination Proxy Statement will be sent to all Tailwind stockholders. Tailwind also will file other documents regarding the proposed transaction with the SEC. Before making any voting decision, investors and security holders of Tailwind are urged to read the Preliminary Extension Proxy Statement and, when available, the Definitive Extension Proxy Statement registration statement, the Business Combination Proxy Statement and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction.

Investors and security holders will be able to obtain free copies of the registration statement, the Business Combination Proxy Statement and all other relevant documents filed or that will be filed with the SEC by Tailwind through the website maintained by the SEC at www.sec.gov. The documents filed by Tailwind with the SEC also may be obtained free of charge upon written request Tailwind Acquisition Corp., 1545 Courtney Avenue, Los Angeles, CA 90046

Participants in the Solicitation

Tailwind and NUBURU and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Tailwind’s stockholders in connection with the proposed transactions. Tailwind’s stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and executive officers of Tailwind listed in Tailwind’s registration statement on Form S-4, which is expected to be filed by Tailwind with the SEC in connection with the Business Combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Tailwind’s stockholders in connection with the proposed Business Combination will be set forth in the proxy statement/prospectus on Form S-4 for the proposed Business Combination, which is expected to be filed by Tailwind with the SEC in connection with the Business Combination.

No Offer or Solicitation

This report is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy, sell or solicit any securities or any proxy, vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be deemed to be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Forward-Looking Statements

This report contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including certain financial forecasts and projections. All statements other than statements of historical fact contained in this report, including statements as to future results of operations and financial position, revenue and other metrics planned products and services, business strategy and plans, objectives of management for future operations of Nuburu, market size and growth opportunities, competitive position and technological and market trends, are forward-looking statements. Some of these forward-looking statements can be identified by the use of forward-looking words, including “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “targets,” “projects,” “could,” “would,” “continue,” “forecast” or the negatives of these terms or variations of them or similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements are based upon estimates, forecasts and assumptions that, while considered reasonable by Tailwind and its management, and Nuburu and its management, as the case may be, are inherently uncertain and many factors may cause the actual results to differ materially from current expectations which include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination agreement with respect to the Business Combination; (2) the outcome of any legal proceedings that may be instituted against Nuburu, Tailwind, the combined company or others following the announcement of the Business Combination and any definitive agreements with respect thereto; (3) the inability to complete the Business Combination due to the failure to obtain approval of the stockholders of Tailwind or the stockholders of Nuburu, or to satisfy other closing conditions of the Business Combination; (4) changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; (5) the ability to meet NYSE’s listing standards following the consummation of the Business Combination; (6) the risk that the Business Combination disrupts current plans and operations of Nuburu as a result of the announcement and consummation of the Business Combination; (7) the inability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (8) costs related to the Business Combination; (9) changes in applicable laws or regulations; (10) the possibility that Nuburu or the combined company may be adversely affected by other economic, business and/or competitive factors; (11) the inability to obtain financing from Lincoln Park Capital Fund, LLC; (12) the risk that the Business Combination may not be completed in a timely manner or at all, which may adversely affect the price of Tailwind’s securities; (13) the risk that the transaction may not be completed by Tailwind’s business combination deadline and the potential failure to obtain an extension of the Business Combination deadline if sought by Tailwind; (14) the impact of the COVID-19 pandemic, including any mutations or variants thereof, and its effect on business and financial conditions; (15) volatility in the markets caused by geopolitical and economic factors; and (16) other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Tailwind’s Form S-1 (File No. 333-248113), Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022 and registration statement on Form S-4 that Tailwind intends to file with the SEC, which will include a document that serves as a prospectus and proxy statement of Tailwind, referred to as a proxy statement/prospectus and other documents filed by Tailwind from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Nothing in this report should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Neither Tailwind nor Nuburu gives any assurance that either Tailwind or Nuburu or the combined company will achieve its expected results. Neither Tailwind nor Nuburu undertakes any duty to update these forward-looking statements, except as otherwise required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1†	Business Combination Agreement, dated as of August 5, 2022, by and among Tailwind Acquisition Corp., Compass Merger Sub, Inc. and Nuburu, Inc.

10.1	Sponsor Support and Forfeiture Agreement, dated as of August 5, 2022, by and among Tailwind Sponsor LLC, Tailwind Acquisition Corp. and Nuburu, Inc.

10.2	Stockholder Support Agreement, dated as of August 5, 2022, by and among Tailwind Acquisition Corp. and certain stockholders of Nuburu, Inc.

10.3	Amended and Restated Registration Rights and Lock-Up Agreement, dated August 5, 2022, by and among Tailwind Acquisition Corp. and the parties listed on the signature pages thereto.

10.4	Preferred Stock Sale Option Agreement, dated August 5, 2022, by and among Tailwind Acquisition Corp. and the parties listed on Schedule A thereto.

10.5	Purchase Agreement, dated August 5, 2022, by and among Tailwind Acquisition Corp., Nuburu, Inc. and Lincoln Park Capital Fund, LLC.

10.6	Registration Rights Agreement, dated August 5, 2022, by and among Tailwind Acquisition Corp., Nuburu, Inc. and Lincoln Park Capital Fund, LLC.

99.1	Press Release, dated August 8, 2022.

99.2	Investor Presentation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 8, 2022

Tailwind Acquisition Corp.

By:	/s/ Chris Hollod
Name:	Chris Hollod
Title:	Chief Executive Officer